PIMCO Funds                                                                    1
--------------------------------------------------------------------------------

SELECTED DEALER AGREEMENT

Selected Dealer Agreement between PIMCO Funds Distribution LLC ("Distributor")
and
    ----------------------------------------------------------------------------

("Dealer") dated as of                , 2001.     NASD CRD #
                       ---------------                      --------------------

WHEREAS, PIMCO Funds: Multi-Manager Series and PIMCO Funds: Pacific Investment Management Series (each a "Trust" and, collectively, the "Trusts") each has appointed Distributor as its exclusive agent to sell and distribute each class of shares of each Fund (each a "Fund" of the applicable Trust) which shares are distributed by Distributor and sold by a Trust at their offering prices as set forth in each Trust's Prospectus and as provided in Distributor's Distribution Contract with respect to such Funds; and

WHEREAS, Distributor and Dealer desire that Dealer participate as a selected dealer in the distribution of Class A, B and C shares of any and all of the Funds and of any Funds hereinafter created for either of the Trusts;

NOW, THEREFORE, Distributor and Dealer hereby agree to the following terms and conditions:

1. Each Trust offers for each Fund three classes of shares covered by this Agreement - one class which generally bears only a front-end sales charge (the "Class A Shares"), one class which bears a contingent deferred sales charge (the "Class B Shares") and one class which is subject to an asset based sales charge (the "Class C Shares"). The Class A Shares, Class B Shares and Class C Shares are collectively referred to as the "Shares". Each Trust also offers additional classes of shares which are not covered by this Agreement.

2. Dealer will offer and sell the Shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the applicable then current Prospectus of the applicable Trust. Dealer agrees to act only as principal in such transactions and shall not have authority to act as an agent, broker or employee with respect to the applicable Trust, Distributor or any other dealer in any respect. All orders are subject to acceptance by Distributor on behalf of such Trust and become effective only upon confirmation by Distributor on behalf of such Trust.

3. (a) The sales charge applicable to any sale of Class A Shares by Dealer and the dealer discount applicable to any order from Dealer for the purchase of Class A Shares accepted by Distributor shall be that percentage of the applicable public offering price determined as set forth in Exhibit A. With respect to Class A Shares sold by Dealer, Dealer will be paid by Distributor a servicing fee equal to the percentage of the aggregate net asset value of such Class A Shares sold as set forth in Exhibit A.

   (b) With respect to Class B Shares sold by Dealer, Dealer will be paid by Distributor a distribution and a servicing fee equal to the percentage of the aggregate net asset value of such Class B Shares sold as set forth in Exhibit A.

   (c) With respect to Class C Shares sold by Dealer, Dealer will be paid by Distributor a distribution and a servicing fee equal to the percentage of the aggregate net asset value of such Class C Shares sold as set forth in Exhibit A.

   (d) Distributor will pay such distribution and servicing fees to Dealer quarterly in arrears by the 15th day of the first month of each quarter.

   The rates of any sales charge, dealer discount, distribution fee or servicing fee paid with respect to any shares, including outstanding shares, are subject to change by Distributor from time to time, upon 10 days' written notice, and any new orders placed after the effective date of such change will be subject to the rate(s) in effect at the time of receipt of the order by Distributor.

   Sales charges, discounts, distribution fees or servicing fees to selected dealers are subject to reductions under a variety of circumstances as may be described in the Trusts' then current Prospectus. To obtain any such reductions, Distributor must be notified when the sale takes place which would qualify for the reduced charge. There is currently no sales charge or selling concession on purchases of Shares by the reinvestment of dividends.

4. Distributor shall be entitled to any contingent deferred sales charges ("CDSC") on any Shares sold. If, with respect to any Class A, B or C Shares sold by Dealer, any CDSC is waived for certain partial or complete redemptions as described in the applicable Trust's Prospectus, then in any such case Dealer shall remit to Distributor promptly upon notice an amount equal to the commission or distribution fee paid by Distributor to Dealer on such Shares when initially sold less an adjustment equal to the payments received by Distributor on such Shares pursuant to the Plans as defined in Section 12 hereof.

5. As a selected dealer, Dealer is hereby authorized (i) to place orders through Distributor with the Funds for their Shares to be sold by the Funds to Dealer subject to the applicable terms and conditions governing the placement and acceptance of orders and subject to the applicable compensation provisions and other terms set forth in the Distribution Contracts between the

PIMCO Funds
-------------------------------------------------------------------------------
Trusts and Distributor and in the Trusts' applicable then current Prospectuses and Statements of Additional Information, and

    (ii) to render Shares directly to the Funds or their agent for redemption subject to the applicable terms and conditions set forth in said Distribution Contracts and Prospectuses.

6. Repurchase of Shares will be made at the net asset value of such Shares in accordance with the applicable then current Prospectus of the applicable Trust less any applicable CDSC payable to Distributor.

7. Each party hereto represents that it is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and agrees to notify the other should it cease to be a member of the NASD and to the automatic termination of this Agreement at that time. Further, each party hereto agrees to abide by the Rules of the NASD.

8. This Agreement is in all respects subject to Rule 2830 of the Conduct Rules of the NASD which shall control any provisions to the contrary in this Agreement.

9.  Dealer agrees:

    (a) To purchase Shares only from either Trust through Distributor or only from Dealer's customers.

    (b) To purchase Shares from either Trust only for the purpose of covering purchase orders already received or for Dealer's bona fide investment.

    (c) That Dealer will not purchase any Shares from Dealer's customers at prices lower than the redemption or repurchase prices next quoted by the Fund. Dealer shall be permitted to sell Shares for the account of its record owners to the Funds at the repurchase prices currently established for such Shares.

    (d) That Dealer will not intentionally withhold placing customers' orders for Shares so as to profit Dealer as a result of such withholding.

10. Distributor, as agent for each Trust, shall not accept from Dealer any conditional orders for Shares. Delivery of certificates, if any, for Shares purchased shall be made by a Fund only against receipt of the purchase price. If payment for the Shares purchased and all necessary applications and documents required by the applicable Trust or Distributor are not received within five business days or such shorter time as may be required by law, the sale may be cancelled forthwith without any responsibility or liability on Distributor's part or on the part of the applicable Trust (in which case Dealer will be responsible for any loss, including loss of profit, suffered by a Fund resulting from Dealer's failure to make payments or provide documents as aforesaid), or, at Distributor's option, Distributor may cause the Shares ordered to be redeemed by the relevant Fund (in which case Distributor may hold Distributor responsible for any loss).

11. Dealer will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable federal and state securities laws and, in connection with sales and offers to sell Shares, Dealer will furnish to each person to whom any such sale or offer is made a copy of the applicable then current Prospectus of the applicable Trust. Distributor shall be under no liability to Dealer except for lack of good faith and for obligations expressly assumed by Distributor herein. Notice and other applicable filings for Shares of the Funds in various states is the responsibility of PIMCO Advisors L.P., or one of its affiliates, and any printed information which Distributor furnishes Dealer other than the Prospectuses and period reports, is Distributor's sole responsibility and not the responsibility of the respective Funds, and Dealer agrees that the Funds shall have no liability or responsibility to Dealer to these respects. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933. Dealer will use its best efforts in the development and promotion of sales of Shares and will be responsible for the proper instruction and training of all sales personnel employed by it. Dealer will, upon request, from time to time supply Distributor with a list of the names and addresses of Dealer's client who are shareholders of any Fund.

12. So long as Distributor is the sole principal underwriter of the Trusts and this Agreement remains in effect, Distributor agrees to pay Dealer each quarter a distribution and/or service fee at annual rates as set forth in Exhibit A, applied to the average daily net assets of each class of each Fund in such quarter with respect to the Shares of each such class of each Fund which are held in accounts by Dealer. The fee will be accrued daily as of each business day and paid quarterly in arrears by the 15th day of each quarter; provided, however, that such fee will be paid only upon receipt by Distributor of such distribution and service fees paid by the applicable Trust. Such fee will be paid by Distributor to Dealer only out of such Trust's applicable distribution and service fees paid pursuant to the distribution and servicing plans (the "Plans") adopted by each Trust pursuant to Rule 12b-I ("Rule 12b-I") under the Investment Company Act of 1940 (the "Act") in consideration of Dealer furnishing distribution and client services hereunder with respect to each such Fund and its shareholders. Any such payments made pursuant to this Section 12 shall be subject to the following terms and conditions:

    (a) Any such payment shall be in such amounts as Distributor may from time to time advise Dealer in writing but in any event not in excess of the amounts permitted by the applicable Plans. Any such payments shall be in addition to any dealer discount or sales commission allowed to Dealer pursuant to this Agreement.

    (b) The provisions of this Section 12 relate to the Plans. In accordance with Rule 12b-I, any person authorized to direct the disposition of monies paid or payable by a Trust pursuant to this Section 12 shall provide the

PIMCO Funds                                                                    3
--------------------------------------------------------------------------------

applicable Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

   (c) Dealer shall provide to Distributor and any applicable Trust each calendar quarter such information as shall reasonably be requested by the Trustees of such Trust with respect to the fee paid to the Dealer pursuant to this Section 12.

   (d) Dealer will permit representatives of each Trust and Distributor reasonable access to its personnel and its records to enable them to monitor the quality of services being provided by Dealer pursuant to this Agreement. Dealer shall promptly deliver to the Boards of Trustees of the Trusts such information as is reasonably necessary to permit either Board of Trustees to make an informed determination whether to continue the Plans or any of them or this Section 12.

   (e) The provisions of this Section 12 applicable to each Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved by the Trustees of the applicable Trust at least annually in conformity with the Plans, Rule 12b-I and the Act. In the event of the assignment (as defined by the Act) of this Agreement or in the event any Plan terminates, is not continued or ceases to remain in effect, then the provisions of this
       Section 12 shall automatically terminate with respect to the Shares covered by such assignment or such terminated Plan. This Section 12 may be terminated at any time with respect to any Fund without payment of any penalty, by vote of a majority of the Independent Trustees of the applicable Trust (as defined in the respective Plan or Plans) or by vote of a majority of the outstanding voting securities of such Fund on not more than 60 days' written notice to the parties to this Agreement. In addition, the provisions of this Section 12 may be terminated at any time, without penalty, by either party with respect to any Fund on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage paid, to the other party.

13. No person is authorized to make any representations concerning Shares of the Funds except those contained in the applicable then current Prospectus and Statement of Additional Information and printed information issued by the applicable Trust or by Distributor as information supplemental to the Prospectus. Distributor shall supply Prospectuses at no cost to Dealer and reasonable quantities of supplemental sales literature, sales bulletins and additional information as issued. Dealer agrees not to use other advertising or sales material relating to the Funds, unless approved in writing by Distributor in advance of such use. Any printed information furnished by Distributor other than the applicable then current Prospectus and Statement of Additional Information relating to the Shares of the applicable Trust, periodic reports and proxy solicitation materials are Distributor's sole responsibility and not the responsibility of such Trust, and Dealer agrees that the Trusts shall have no liability or responsibility to Dealer in these respects unless expressly assumed in connection therewith.

14. Either party may cancel this Agreement by giving 30 days' written notice to the other party. Any notice under this Agreement shall be in writing and shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or partner thereof, or was mailed postpaid or sent by facsimile transmission (with machine confirmation) or delivered to a telegraph office for transmission to the other party at its address as shown below:

PIMCO Funds Distributors LLC
2187 Atlantic Street
Stamford, Connecticut 06902
Attention: President

Dealer:



15. Exhibit A of this Agreement may be amended from time to time by Distributor upon 10 days' written notice to Dealer.

16. WRAP Programs:

   (a) Dealer is the broker for one or more wrap fee programs where Dealer is paid a single, inclusive fee for brokerage and investment management service (each a "Program" and, collectively, the "Programs"). Dealer desires to have its clients in the Programs (each a "Program Client" and, collectively, "Program Clients") acquire Class A shares of the Funds (the "shares" or the "Class A shares") at the net asset value thereof without any sales charge.

   (b) Dealer may, subject to Distributor's approval, maintain either (i) one omnibus account per Fund per Program for the Program Clients of such Program or
(ii) one account per Fund per Program Client provided each such account is a Level 1 or Level 3 account on National Securities Clearing Corporation's FundServ System. This Section applies only to Class A shares of the Funds but "Funds" shall include all presently existing Funds and those created after the date hereof.

   (c) When an account has been established after approval by Distributor, Dealer may purchase and sell to the Program Clients covered by such account Class A shares of the Funds at net asset value (without any sales charges on purchases or contingent deferred sales charges on sales) upon the instructions of Dealer and all in accordance with the terms of this Section, the prospectus of the Funds as amended from time to time and the terms of Distributor's distribution contract with the Funds, as amended from time to time. Notwithstanding the foregoing, the waiver of contingent deferred sales charges on sales is conditioned upon the Dealer providing Distributor on each business day separately for each account the purchase, sale and exchange orders for such

PIMCO Advisors Funds                                                           4
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day. Dealer shall not permit any affiliate to prepare, use or distribute brochures, written materials or advertising in any form that refers to sales of the Funds as "no-load," except that in brochures relating to any Program it may refer to the Funds as available at net asset value and subject to a service fee if the brochure also clearly reflects that, although such Class A shares are available at net asset value through such Program, the clients of such Program will be charged a fee in connection with such Program.

    (d) Dealer hereby confirms that it maintains in its files proper Program Client authorization to exercise full and continuing authority with regard to the transactions contemplated hereby and with regard to withdrawing and transferring funds on behalf of each Program Client. Dealer has examined such documents and is satisfied that they are authentic and were properly authorized and duly executed and delivered to Dealer by the Program Clients or the designated agents thereof.

    (e) Dealer's authorization to act on behalf of each Program Client shall be continuing and unqualified and remain in full force and effect until Distributor receives written notice of revocation from Dealer and/or the respective Program Client. Such revocation, however, shall not affect any liability in any way resulting from transactions initiated prior to Distributor's receipt of such notice. Likewise, all indemnities contained herein shall survive termination of Dealer's authorization to act on behalf of the Plans.

    (f) it is understood no broker/dealer involved in the sale of shares of the Funds to any Program Client shall be entitled to any sales commissions, discount or other concession in connection with such sales but shall be entitled to receive any service fees otherwise payable with respect thereto to the extent provided from time to time in the applicable Fund's Prospectus and/or Statement of Additional Information.

17. This Agreement may be amended at any time by mutual written agreement of the parties. If in the future any Trust offers one or more additional classes of shares, the Distributor may amend this Agreement on 10 days' notice to insert provisions relating to such class(es). This Agreement shall inure to the benefit of the successors and assigns or either party hereto, provided, however, that Dealer may not assign this Agreement without the prior written consent of Distributor.

18. This Agreement shall be construed in accordance with the laws of the State of Connecticut. Any disputes between the parties hereto arising in connection with this Agreement shall be submitted to arbitration in accordance with the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc., or similar rules or code as in effect at the time of the submission of any such dispute.

19. This Agreement shall be binding upon both parties hereto when executed by both parties and supersedes any prior agreement or understanding between Distributor and Dealer with respect to the sale of Shares of any of the Funds of either Trust.

PIMCO Funds Distributors LLC

By:
--------------------------------------------------------------------------------
Title:
--------------------------------------------------------------------------------

Dealer

By:
--------------------------------------------------------------------------------
Title:
--------------------------------------------------------------------------------

PIMCO Funds                                                            Exhibit A
--------------------------------------------------------------------------------

                  SCHEDULES FOR SALES CHARGES AND COMMISSIONS

                                                   Schedule
FUND NAME                        Class A           Class B             Class C
--------------------------------------------------------------------------------
Allianz Emerging Markets           A1                 B1                 C1
--------------------------------------------------------------------------------
Allianz Europe Growth              A1                 B1                 C1
--------------------------------------------------------------------------------
Allianz New Asia Fund              A1                 B1                 C1
--------------------------------------------------------------------------------
Allianz Select International       A1                 B1                 C1
--------------------------------------------------------------------------------
Allianz Select World               A1                 B1                 C1
--------------------------------------------------------------------------------
Asset Allocation 30/70             A2                 B1                 C1
--------------------------------------------------------------------------------
Asset Allocation 60/40             A1                 B1                 C1
--------------------------------------------------------------------------------
Asset Allocation 90/10             A1                 B1                 C1
--------------------------------------------------------------------------------
California Intermediate
 Municipal Bond                    A5                 na                 na
--------------------------------------------------------------------------------
California Muncipal Bond           A5                 na                 na
--------------------------------------------------------------------------------
Capital Appreciation               A1                 B1                 C1
--------------------------------------------------------------------------------
Convertible                        A2                 B1                 C1
--------------------------------------------------------------------------------
Emerging Markets Bond              A2                 B1                 C1
--------------------------------------------------------------------------------
Equity Income                      A1                 B1                 C1
--------------------------------------------------------------------------------
Foreign Bond                       A2                 B1                 C1
--------------------------------------------------------------------------------
Global Bond II                     A2                 B1                 C1
--------------------------------------------------------------------------------
Global Innovation                  A1                 B1                 C1
--------------------------------------------------------------------------------
Growth                             A1                 B1                 C1
--------------------------------------------------------------------------------
Growth & Income                    A1                 B1                 C1
--------------------------------------------------------------------------------
Healthcare Innovation              A1                 B1                 C1
--------------------------------------------------------------------------------
High Yield                         A2                 B1                 C1
--------------------------------------------------------------------------------
Innovation                         A1                 B1                 C1
--------------------------------------------------------------------------------
International                      A1                 B1                 C1
--------------------------------------------------------------------------------
Long-Term U.S. Government          A2                 B1                 C1
--------------------------------------------------------------------------------
Low Duration                       A3                 B1                 C2
--------------------------------------------------------------------------------
Mid-Cap                            A1                 B1                 C1
--------------------------------------------------------------------------------
Money Market                       A5                 B2                 C4
--------------------------------------------------------------------------------
Municipal Bond                     A3                 B1                 C2
--------------------------------------------------------------------------------
New York Municipal Bond            A6                 na                 na
--------------------------------------------------------------------------------
Opportunity                        A1                 B1                 C1
--------------------------------------------------------------------------------
Real Return Bond                   A3                 B1                 C2
--------------------------------------------------------------------------------
Renaissance                        A1                 B1                 C1
--------------------------------------------------------------------------------
Select Growth                      A1                 B1                 C1
--------------------------------------------------------------------------------
Short-Term                         A4                 B2                 C3
--------------------------------------------------------------------------------
Small-Cap Value                    A1                 B1                 C1
--------------------------------------------------------------------------------
StocksPLUS                         A3                 B1                 C2
--------------------------------------------------------------------------------
Strategic Balanced                 A2                 B1                 C1
--------------------------------------------------------------------------------
Target                             A1                 B1                 C1
--------------------------------------------------------------------------------
Tax-Efficient Equity               A1                 B1                 C1
--------------------------------------------------------------------------------
Total Return                       A2                 B1                 C1
--------------------------------------------------------------------------------
Total Return Mortgage              A2                 B1                 C1
--------------------------------------------------------------------------------
Value                              A1                 B1                 C1

                                                                      Exhibit A
PIMCO Funds                                                          (continued)
--------------------------------------------------------------------------------

             SALES CHARGES, COMMISSIONS, DEALER DISCOUNTS AND FEES

CLASS A SHARES (Front-End Sales Charge)
---------------------------------------
Schedule A1

AGGREGATE               SALES     DISCOUNT OR
PURCHASE AMOUNT         CHARGE    COMMISSION
---------------         ------    ----------
$0-$49,999              5.50%     4.75%
$50,000-$99,999         4.50%     4.00%
$100,000-$249,999       3.50%     3.00%
$250,000-$499,999       2.50%     2.00%
$500,000-$999,999       2.00%     1.75%
$1,000,000+             0.00%*    see note

Note: Commission on sales of $1 million: 0.75% on the first $2 million, plus 0.50% on amounts from $2 million-$5 million, plus 0.25% on amounts over $5 million, paid at time of sale.

Schedule A2

AGGREGATE               SALES     DISCOUNT OR
PURCHASE AMOUNT         CHARGE    COMMISSION
---------------         ------    ----------
$0-$49,999              4.50%     4.00%
$50,000-$99,999         4.00%     3.50%
$100,000-$249,999       3.50%     3.00%
$250,000-$499,999       2.50%     2.00%
$500,000-$999,999       2.00%     1.75%
$1,000,000+             0.00%*    see note

Note: Commission on sales of $1 million: 0.50% on the first $2 million, plus 0.25% on amounts over $2 million, paid at time of sale.

Schedule A3

AGGREGATE               SALES     DISCOUNT OR
PURCHASE AMOUNT         CHARGE    COMMISSION
---------------         ------    ----------
$0-$49,999              3.00%     2.50%
$50,000-$99,999         2.50%     2.00%
$100,000-$249,999       2.00%     1.75%
$250,000-$499,999       1.50%     1.25%
$500,000-$999,999       1.25%     1.00%
$1,000,000+             0.00%     see note

Note: Commission on sales of $1 million: 0.50% on the first $2 million, plus 0.25% on amounts over $2 million, paid at time of sale.

Schedule A4

AGGREGATE               SALES     DISCOUNT OR
PURCHASE AMOUNT         CHARGE    COMMISSION
---------------         ------    ----------
$0-$49,999              2.00%     1.75%
$50,000-$99,999         1.75%     1.50%
$100,000-$249,999       1.50%     1.25%
$250,000+               0.00%*    see note

Note Commission on sales of $250,000+: 0.25%, paid at time of sale.

Schedule A5

AGGREGATE               SALES     DISCOUNT OR
PURCHASE AMOUNT         CHARGE    COMMISSION
---------------         ------    ----------
$0-$49,999              3.00%     2.75%
$50,000-$99,999         2.00%     1.75%
$100,000-$249,999       1.00%     0.90%
$250,000+               0.00%*    see note

Note: Commission on sales of $250,000+: annual rate of 0.25%, paid in quarterly installments.

Schedule A6
No sales charge applies to purchases of Class A shares of the Money Market Fund.

At the time shares of the Money Market Fund on which no sales charge has been paid are exchanged for shares of another Fund, a sales charge applies applicable to that other Fund.

Servicing Fee (trailer)**

Money Market Fund        0.10%
All Other Funds          0.25%



CLASS B SHARES (Back-End Sales Charge)
---------------------------------------
Allowable purchase: Up to $249,999

Schedule B1

                                        Commission
                                        ----------
PAID AT THE TIME OF SALE                4.00%

Servicing Fee (trailer)
Starting after one year**               0.25%

CONTINGENT DEFERRED SALES CHARGE        First year: 5%; second year: 4%;
                                        third and fourth years: 3%; fifth
                                        year: 2%; sixth year: 1%.
                                        B shares convert to A shares after
                                        the seventh year.

Schedule B2
Funds do not offer B Shares for initial purchase; purchase by exchange only.

CLASS C SHARES (Level Load Sales Charge)
----------------------------------------
Allowable purchase: Up to $999,999

Schedule C1

                                  SERVICE         DISTRIBUTION      TOTAL
                                  FEE             FEE***            FEE
                                  ---             ------            ---
Paid at the time of sale          0.25%            0.75%            1.00%
Servicing Fees (trailer)**        0.25%            0.55%            0.90%

Schedule C2

                                  SERVICE         DISTRIBUTION      TOTAL
                                  FEE             FEE***            FEE
                                  ---             ------            ---
Paid at the time of sale          0.25%            0.50%            0.75%
Servicing Fees (trailer)**        0.25%            0.45%            0.70%

Schedule C3

                                  SERVICE         DISTRIBUTION      TOTAL
                                  FEE             FEE***            FEE
                                  ---             ------            ---
Paid at the time of sale          0.25%            0.30%            0.55%
Servicing Fees (trailer)**        0.25%            0.25%            0.50%

Schedule C4

                                  SERVICE         DISTRIBUTION      TOTAL
                                  FEE             FEE               FEE
                                  ---             ------            ---
Paid at the time of sale          0.00%            0.00%            0.00%
Servicing Fees (trailer)**        0.10%            0.00%            0.10%

At the time shares of the Money Market Fund on which no fee has been paid are exchanged for shares of another Fund, the Distributor will pay the distribution and servicing fees described above applicable to that other Fund.


 *  1% CDSC applies for 18 months.
** Paid with respect to shares outstanding for one year or more as long as shares continue outstanding. Subject to any applicable limitations of the National Association of Securities Dealers, Inc.

THE FOREGOING IS SUBJECT TO AMENDMENT FROM TIME TO TIME IN THE TRUST(S) CURRENT PROSPECTUS(ES), SHAREHOLDER GUIDE, AND/OR STATEMENT OF ADDITIONAL INFORMATION.